

<ARTICLE> 5

<PERIOD-TYPE>                   YEAR                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999             DEC-31-1998
<PERIOD-START>                             JAN-01-1999             JAN-01-1998
<PERIOD-END>                               DEC-31-1999             DEC-31-1998
<CASH>                                          18,062                   2,350
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    6,955                   1,049
<ALLOWANCES>                                       500                      99
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                24,517                   3,455
<PP&E>                                          28,367                  11,250
<DEPRECIATION>                                   7,069                   1,722
<TOTAL-ASSETS>                                 112,454                  41,725
<CURRENT-LIABILITIES>                           17,511                   9,697
<BONDS>                                         21,843                  30,752
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                   8,275
<COMMON>                                             3                       2
<OTHER-SE>                                      73,097                 (7,001)
<TOTAL-LIABILITY-AND-EQUITY>                   112,454                  41,725
<SALES>                                         47,423                  10,589
<TOTAL-REVENUES>                                48,498                  10,722
<CGS>                                                0                       0
<TOTAL-COSTS>                                   62,886                  17,081
<OTHER-EXPENSES>                                     0                       0
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                               1,741                     912
<INCOME-PRETAX>                               (16,129)                 (7,271)
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                           (16,129)                 (7,271)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                  (16,129)                 (7,271)
<EPS-BASIC>                                     (0.61)                  (0.43)
<EPS-DILUTED>                                   (0.61)                  (0.43)<F1>

<F1>The tags in the FDS will not be changed by the SEC to correspond to the new captions under SFAS 128. The SEC expects registrants to report "Earnings per share - Basic" data as the value for the (EPS-PRIMARY) tag and "Earnings per share - Diluted" data (as opposed to "EPS - Fully Diluted") as the value for the (EPS-DILUTED) tag. Queries regarding these requirements may be directed to the Office of Chief Accountants (202-842-2960) or Meg Black in the Division of Corporation Finance (202-942-2940).

